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                                                                     EXHIBIT 4.8


                          SUPPLEMENTAL INDENTURE NO. 3

                                     TO THE

                          JUNIOR SUBORDINATED INDENTURE

                            DATED AS OF MAY 29, 1996,

                                     BETWEEN

                         MCI COMMUNICATIONS CORPORATION

                                       AND

                        WILMINGTON TRUST COMPANY, TRUSTEE

                                       FOR

                       JUNIOR SUBORDINATED DEBT SECURITIES


         THIS SUPPLEMENTAL INDENTURE NO. 3 ("Supplemental Indenture No. 3") to the Junior Subordinated Indenture, dated as of May 29, 1996 (including this Supplemental Indenture No. 3 and all other indentures supplemental thereto, the "Indenture"), between MCI Communications Corporation, a Delaware corporation and wholly-owned subsidiary of the Guarantor (as hereinafter defined) ("MCI" or the "Company") (formerly known as TC Investments Corp.), with an office at 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, and Wilmington Trust Company, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as trustee under the Indenture (the "Trustee"), is entered into as of November 12, 1998, by and among the Trustee, MCI and MCI WORLDCOM, Inc., a Georgia corporation ("MCI WorldCom" or the "Guarantor").

         WHEREAS, the Indenture provides for the issuance of unsecured subordinated debt securities (the "Securities") of MCI from time to time in one or more series; and

         WHEREAS, the First Supplemental Indenture, dated as of May 29, 1996, provides for the establishment of a series of Securities known as the 8.00% Junior Subordinated Deferrable Interest Debentures, Series A (the "Debentures"); and

         WHEREAS, MCI Capital I, a Delaware statutory business trust (the "Trust"), has issued $750,000,000 aggregate liquidation amount of its 8.00% Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust, to the public, and $23,195,000 aggregate liquidation amount of its Common Securities to MCI, and has invested the proceeds of such


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issuance in $773,195,000 aggregate principal amount of the Debentures; and

         WHEREAS, pursuant to Supplemental Indenture No. 2 to the Indenture, the Company assumed the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of certain covenants more specifically described therein; and

         WHEREAS, the Guarantor desires, as of the date hereof, to unconditionally and irrevocably guarantee, on a subordinated basis, the full and punctual payment of principal of (and premium, if any), and interest (including any Additional Interest) on the Securities when due (after the passing of any applicable cure periods available to the Company), whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities, and the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities; and

         WHEREAS, Section 901(7) of the Indenture allows the Company and the Trustee to enter into one or more indentures supplemental thereto, without the consent of any Holders, provided that such action shall not materially adversely affect the interest of the Holders of the Debentures or the holders of the Preferred Securities;

         NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree to amend the Indenture as follows:

ARTICLE I.  The following sections of this Supplemental Indenture
No. 3 supplement the Indenture with respect to the Securities issued thereunder:

         Section 1. Definitions. (a) Article I, Section 101 of the Indenture is hereby supplemented, to add the following definitions:

         "Guarantee" shall have the meaning ascribed thereto in
Section 2 hereof.

         "Guarantee Payment" shall have the meaning ascribed thereto in Section 2 hereof.

         "Guarantor" means MCI WORLDCOM, Inc., a Georgia corporation, formerly known as WorldCom, Inc.




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         "Guarantor Senior Debt" means the principal of (and premium, if any)
and interest, if any (including, without limitation, interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Guarantor, whether incurred on or prior to the date of this Supplemental Indenture No. 3 or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such obligations are not superior in right of payment to the Securities or to other Debt of the Guarantor which is pari passu with, or subordinated to, the Securities, provided, however, that Guarantor Senior Debt shall not be deemed to include (a) any Debt of the Guarantor which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Guarantor, (b) any Debt of the Guarantor to any of its Subsidiaries, other than Debt to a Subsidiary the proceeds of which the Guarantor used to pay Guarantor Senior Debt (c) any Debt to any employee of the Guarantor, (d) any liability for taxes, or (e) any Debt or other monetary obligations to trade creditors created or assumed by the Guarantor or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services.

         Section 2. The Guarantee. (a) The Guarantor irrevocably and unconditionally guarantees, on a subordinated basis as set forth herein (the "Guarantee") to each Holder of Securities and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of (and premium, if any) and interest (including any Additional Interest), on the Securities when due (after the passing of any applicable cure periods available to the Company), whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Securities (any such payment, a "Guarantee Payment") and
(ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities.

         (b) The Guarantor further agrees that the Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

         (c) The obligations of the Guarantor to make any payment hereunder may be satisfied by causing the Company to make such payment.

         (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantee.




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         Section 3. Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trustee, the Company or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 4. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under the Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition under the Indenture relating to the Securities to be performed or observed by the Company;

                  (b) the extension of time for the payment by the Company of all or any portion of (i) any payment of principal of (and premium, if any) or interest (including any Additional Interest) on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, or any other monetary obligation of the Company under the Indenture (including obligations to the Trustee) and the Securities, or (ii) the extension of time for the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders of the Securities or the Trustee to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders of the Securities or the Trustee pursuant to the terms of the Indenture or the Securities, or any action on the part of the Company granting indulgence or extension of any kind;

                  (d) voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

                  (e) any invalidity of, or defect or deficiency in, the Securities or the Indenture,

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4 that the



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obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders of the Securities or the Trustee to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5. (a) Collection of Guarantee and Suits for Enforcement by Trustee. The Guarantor covenants that if any Guarantee Payment is due and payable, the Guarantor will, upon demand of the Trustee, pay to the Trustee (or cause the Company to pay to the Trustee), for the benefit of the Holders and the Trustee the whole amount of such Guarantee Payment then due and payable.

                  If the Guarantor fails to pay (or cause the Company to pay) such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, whenever situated.

                  If any Guarantee Payment is due and payable, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                           (b)  Trustee May File Proofs of Claim.  In case
of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Guarantor (any such event being hereinafter referred to as a "Guarantor Proceeding"), unless, in the event such proceeding is involuntary, the petition instituting the same is dismissed within 60 days after its filing,

                           (i) the Trustee (irrespective of whether any
                  Guarantee Payment shall then be due and payable and irrespective of whether the Trustee shall have made any demand on the Guarantor for the payment of any overdue Guarantee Payment) shall be entitled and empowered, by intervention in any such Guarantor Proceeding or otherwise,

                                    (A) to file and prove a claim for the whole
                           amount of principal (and premium, if any) and



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                           interest (including any Additional Interest) owing
                           and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 607 of the Indenture and of the Holders allowed in any such judicial proceedings; and

                                    (B) in particular, the Trustee shall be
                           authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506 of the Indenture; and

                           (ii) any custodian, receiver, assignee, trustee,
                  liquidator, sequestrator (or other similar official) in any such Guarantor Proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 506 of the Indenture, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 607 of the Indenture.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any Guarantor Proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

                  (c) Unconditional Right of Holders and Trustee to Receive Guarantee Payments. Notwithstanding any other provision in the Indenture, the Holder of any Security and the Trustee shall have the right, which is absolute and unconditional, to receive any Guarantee Payments due to them pursuant to
Article I, Section 2 of this Supplemental Indenture No. 3, and to institute suit for the enforcement of any such Guarantee Payment, and such right shall not be impaired without the consent of the Trustee or such Holder. In the case of Securities of a series issued to an MCI Trust, any holder of the corresponding series of Preferred Securities shall have the right to institute a proceeding directly against the Guarantor for enforcement of payment to such Holder of any such Guarantee Payments due on Securities having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of the corresponding series held by such Holder.



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                  (d) Restoration of Rights and Remedies. If the Trustee or any
Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Company, the Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  (e) Delay or Omission Not Waiver. Except as otherwise provided in the last paragraph of Section 306 of the Indenture, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy with respect to any Guarantee Payments due them hereunder shall impair any such right or remedy or constitute a waiver of their right to receive such Guarantee Payment or an acquiescence therein.

                  Every right and remedy given by Article Five of the Indenture, by this Supplemental Indenture No. 3 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  (f) Waiver of Usury, Stay or Extension Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at the time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6. Subordination. (a) Guarantee Subordinate to Guarantor Senior Debt. The Guarantee is hereby expressly subordinated in right of payment to the prior payment in full of all Guarantor Senior Debt, and such subordination is for the benefit of the holders of such Guarantor Senior Debt.

         (b) Payment Over of Proceeds Upon Dissolution, Etc. In case of the pendency of any Guarantor Proceeding, the holders of Guarantor Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Guarantor Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, before any payment is made in respect of the Guarantee.



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         In the event that, notwithstanding the foregoing provisions of this
Section, the Trustee or the Holder of any Security shall have received any payment of the Guarantor in respect of the Guarantee, before all Guarantor Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Guarantor for application to the payment of all Guarantor Senior Debt remaining unpaid, to the extent necessary to pay all Guarantor Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Debt.

         (c) Prior Payment of Guarantor Senior Debt Upon Acceleration of Securities. In the event that any payments are due pursuant to the Guarantee, then and in such event the holders of the Guarantor Senior Debt shall be entitled to receive payment in full of all amounts due on or in respect of such Guarantor Senior Debt (including any amounts due upon acceleration or otherwise), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, before any payments are made on account of the Guarantee.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 6(c), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

         The provisions of this Section 6(c) shall not apply to any payment with respect to which Section 6(b) of Article I of this Supplemental Indenture No. 3 would be applicable.

         (d) No Payment When Guarantor Senior Debt in Default. (i) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Guarantor Senior Debt, or in the event that any event of default with respect to any Guarantor Senior Debt shall have occurred and be continuing and shall have resulted in such Guarantor Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (ii) in the event any judicial proceeding shall be pending with respect to any default in payment or such event of default, then no



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payment shall be made by the Guarantor on account of the Guarantee.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 6(d), and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

         The provisions of this Section 6(d) shall not apply to any payment with respect to which Section 6(b) of Article I of this Supplemental Indenture No. 3 would be applicable.

         (e) Payment Permitted If No Default. Nothing contained in this Section 6 or elsewhere in the Indenture or in any of the Securities shall prevent (i) the Guarantor, at any time except during the pendency of any Guarantor Proceeding referred to in Section 6(b) of Article I of this Supplemental Indenture No. 3 or under the conditions described in Sections 6(c) and 6(d) of
Article I of this Supplemental Indenture No. 3, from making payments at any time in respect of this Guarantee, or (ii) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the Guarantee or the retention of such payment by the Holders if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Section 6.

         (f) Subrogation to Rights of Holders of Guarantor Senior Debt. Subject to the payment in full of all Guarantor Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Guarantor Senior Debt, the Trustee and the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Guarantor Senior Debt pursuant to the provisions of this Section 6 (equally and ratably with the holders of all indebtedness of the Guarantor which by its express terms is subordinated to Guarantor Senior Debt to substantially the same extent as the Guarantee is subordinated to the Guarantor Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Guarantor Senior Debt) to the rights of the holders of such Guarantor Senior Debt to receive payments and distributions of cash, property and securities applicable to the Guarantor Senior Debt until the Guarantee payments due hereunder shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Section 6, and no payments over pursuant to the provisions of this Section 6 to the holders of Guarantor Senior Debt by Holders of the Securities or the Trustee, shall,



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as among the Guarantor, its creditors other than holders of Guarantor Senior
Debt, and the Holders of the Securities and the Trustee, be deemed to be a payment or distribution by the Guarantor to or on account of the Guarantor Senior Debt.

         (g) Provisions Solely to Define Relative Rights. The provisions of this
Section 6 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities and the Trustee on the one hand and the holders of Guarantor Senior Debt on the other hand. Nothing contained in this
Section 6 or elsewhere in the Indenture or in the Securities is intended to or shall (i) impair, as between the Guarantor and the Holders of the Securities and the Trustee, the obligations of the Guarantor, which are absolute and unconditional, to pay to the Holders of the Securities and the Trustee, all Guarantee Payments due pursuant to Section 2 of this Supplemental Indenture No. 3 or (ii) affect the relative rights against the Guarantor of the Holders of the Securities or the Trustee and creditors of the Guarantor other than their rights in relation to the holders of Guarantor Senior Debt; or (iii) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Supplemental Indenture No. 3, including, without limitation, filing and voting claims in any Guarantor Proceeding, subject to the rights, if any, under this Section 6 of the holders of Guarantor Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         (h) Trustee to Effectuate Subordination. Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Section 6 and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

         (i) No Waiver of Subordination Provisions. No right of any present or future holder of any Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Section 6, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         (j) Notice to Trustee. The Guarantor shall give prompt written notice to the Trustee of any fact known to the Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Section 6 or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of this Guarantee, unless and until the Trustee shall have received written notice thereof



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from the Guarantor or a holder of Guarantor Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section 6(j) at least two Business Days prior to the date upon which by the terms hereof any monies may become payable under the Guarantee, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

         (k) Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this
Section 6, the Trustee, subject to the provisions of Article Six of the Indenture, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Debt and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

         (l) Trustee Not Fiduciary for Holders of Guarantor Senior Debt. The Trustee, in its capacity as trustee under the Indenture, shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Section 6.

         (m) Rights of Trustee as Holder of Guarantor Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Section 6 with respect to any Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Debt, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder.

         (n) Section 6 of Supplemental Indenture No. 3 Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Section 6 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying



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Agent within its meaning as fully for all intents and purposes as if such Paying
Agent were named in this Section 6 in addition to or in place of the Trustee.

         Section 7. Successors and Assigns of Guarantor. All guarantees and agreements of the Guarantor contained in this Indenture shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor. In the event that the Guarantor shall assign its obligations contained in this Indenture, the Guarantor shall be discharged from all obligations and covenants under the Indenture and the Securities to the fullest extent permitted by law.

ARTICLE II. Section 704 of the Indenture is hereby deleted in its entirety and the following paragraph is hereby substituted in lieu thereof:

SECTION 704.     Reports by Company or Guarantor.

            The Company or the Guarantor shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Guarantor may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Guarantor shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Guarantor also shall comply with the other provisions of Trust Indenture Act
Section 314(a).

ARTICLE III. Except as is expressly set forth herein, nothing in this Supplemental Indenture No. 3 is intended to impose any restrictions or obligations on the Guarantor, or to create any Events of Default, including, without limitation, (i) any restrictions on the Guarantor's ability to pay dividends on or repurchase its securities, or (ii) any Event of Default upon a Guarantor Proceeding.

ARTICLE IV.  Miscellaneous Provisions.

         Section 1. Capitalized terms used but not otherwise defined in this Supplemental Indenture No. 3 shall have the meanings ascribed thereto in the Indenture. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. This Supplemental Indenture No. 3 may be executed in counterparts.



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

         Section 2. THIS SUPPLEMENTAL INDENTURE NO. 3 SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.




                     [Remainder of Page Intentionally Blank]

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
         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed, as of the day and year first above written.

                                            WILMINGTON TRUST COMPANY, as
                                            Trustee


                                            By: /s/ JAMES P. LAWLER
                                               ---------------------------------
                                               name:  James P. Lawler
                                               title: Vice President



                                            MCI WORLDCOM, INC.


                                            By: /s/ SCOTT D. SULLIVAN
                                               ---------------------------------
                                               name:  Scott D. Sullivan
                                               title: Chief Financial Officer




                                            MCI COMMUNICATIONS CORPORATION


                                            By: /s/ SCOTT D. SULLIVAN
                                               ---------------------------------
                                               name:  Scott D. Sullivan
                                               title: Chief Financial Officer




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